NEWS RELEASE

CONTACT: Linda A. Niro, EVP and CFO
Provident Financial Services, Inc.
201-915-5448
FOR IMMEDIATE RELEASE: November 10, 2008

    Provident Financial Services, Inc. Will Not Seek Federal Capital Funding

JERSEY CITY, N.J., November 10, 2008 ---/PRNewswire/First Call/ - Provident Financial Services, Inc. (NYSE:PFS) ("Provident") announced today that it will not make an application to participate in the U.S. Treasury's Capital Purchase Plan ("CPP"), which is part of the Troubled Asset Relief Program. The filing deadline for Provident to obtain funding under the CPP is November 14, 2008. Provident's determination was based, in large part, on the current strength of its capital position and balance sheet.

"While we understand Provident would be eligible to participate in the CPP, after careful consideration we made a business decision that Provident will not apply for the CPP funds. We believe our strong capital base will adequately support our growth plans and provide a stable base for our ongoing lending operations. We will continue to add to our capital through earnings derived from our core business, which remains strong," said Paul M. Pantozzi, Chairman and Chief Executive Officer of Provident.

As of September 30, 2008, Provident was well capitalized pursuant to existing bank regulatory requirements having a tier 1 leverage capital ratio of 8.47%, a tier 1 risk-based capital ratio of 12.42% and a total risk-based capital ratio of 13.49%.

Pantozzi added, "We commend the efforts of the U.S Treasury to provide capital through its CPP investments to stimulate lending. However, Provident has remained an active lender during these difficult times by providing financing to individuals and small and mid-sized businesses in New Jersey. We believe we can continue to support ongoing loan demand without the U.S. Treasury's assistance."

Provident Financial Services, Inc. is the holding company for The Provident Bank. Chartered in 1839, The Provident Bank is a community-oriented bank offering a full range of retail and commercial loan and deposit products. The Bank currently operates 83 full service branches throughout northern and central New Jersey.

Forward Looking Statements


Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.


The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the

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result of any revisions,  which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.